EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statements (File Nos. 33-9737, 33-32055, 333-14177, 33-37683, 333-38259, 333-44652,
333-68481, 333-55700) of Molex Incorporated and its subsidiaries on Form S-8 of our reports dated July 23, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Molex Incorporated for the year ended June 30, 2001.


/S/ Deloitte & Touche  LLP

September 21, 2001